Exhibits  5  &  23.1     December  10,  2003


Pro  Core  Group,  Inc.
2250  Warrensville  Center  Road
University  Heights,  Ohio  44118

     Re:  Registration  Statement  on  Form  S-8  (the "Registration Statement")
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Ladies  and  Gentlemen:

     You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 2,506,000 shares of common stock, no par value per share ("Shares"), issuable pursuant to the Corporation's Advisor Compensation Plan embodied in certain consulting agreements (the "Plan").

     In giving this opinion, we have reviewed and examined:

     1.   The  Articles  of  Incorporation  of  the  Corporation;

     2.   The  Bylaws  of  the  Corporation;

     3.   Certain  resolutions  of  the  Board  of Directors of the Corporation;

     4.   The  Registration  Statement;

     5.   The  Plan;  and

     6. Such other matters as we have deemed relevant in order to form our opinion.

     In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

     Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement, and if the options are


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exercised  in  accordance  with  their terms and the terms of the relevant plan, will  be  legally  issued,  fully  paid  and  nonassessable.

     No opinion is expressed herein as to the application of state securities or Blue Sky laws.

     This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

     Notwithstanding the above, we consent to the reference to our firm name under the caption LEGAL OPINION in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very  truly  yours,




HAND  &  HAND
a  professional  corporation


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     RESOLVED,  that  the Corporation issue up to 2,506,000 shares of its common stock to employees, advisors and consultants under Form S-8, not in connection with any capital raising transaction.


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